Exhibit 99.1

Clearwater Paper Appoints Robert Hrivnak as Chief Financial Officer

SPOKANE, Wash.--(BUSINESS WIRE)--March 21, 2019--Clearwater Paper Corporation (NYSE: CLW) today announced the appointment of Robert Hrivnak as senior vice president, finance and chief financial officer, effective April 8, 2019. Mr. Hrivnak, age 58, will be responsible for overseeing the company’s financial reporting and controls, investor relations, risk management, tax and treasury functions, and purchasing.

Linda K. Massman, president and chief executive officer, said, “On behalf of the Board, I am pleased to welcome Robert to Clearwater Paper. Robert is a seasoned executive who brings over three decades of experience overseeing corporate controls, auditing, accounting, and finance functions. We are confident we will benefit from his expertise in leading rigorous process controls and bringing an operational focus in partnering with our business segments. We look forward to his contributions as we work on executing on our strategies of driving strong financial performance and delivering value for our employees, customers, and shareholders.”

Mr. Hrivnak joins Clearwater Paper from Itron, Inc., a U.S.-based technology company that offers products and services to utilities and municipalities in the management of their data and critical infrastructure needs. Itron reported 2018 revenues of approximately $2.4 billion. Mr. Hrivnak most recently served as Itron’s chief accounting executive – vice president and corporate controller. Prior to Itron, Mr. Hrivnak held financial and accounting positions at Education Management Corp., Fluor Corp., Tyco International Ltd. and Honda Motor Co., Ltd. Mr. Hrivnak began his career as an auditor with KPMG LLP. He earned a Bachelor of Science in business and accounting from The Ohio State University and a Master of Business Administration from the University of Wisconsin. He is also a certified public accountant.

Mr. Hrivnak succeeds John D. Hertz, who has left the company to pursue other opportunities.

“We thank John for his many contributions and wish him well in his future endeavors,” said Ms. Massman.

Mr. Hertz commented, “I am honored to have had the opportunity to work with this team, and believe the company is well positioned for continued success.”

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the expected contributions and benefits of the new officer and the company’s strategies. These forward-looking statements are based on current expectations that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include those risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements based on new developments or changes to the company’s expectations.

For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.

CONTACT:
News media
Clearwater Paper Corporation
Shannon Myers, Sr. Director, Corporate Communications
Phone: 509-344-5967
shannon.myers@clearwaterpaper.com

Investors
Clearwater Paper Corporation
Robin Yim, Vice President, Investor Relations
Phone: 509-344-5906
robin.yim@clearwaterpaper.com